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                                                                    Exhibit 23.3




                   CONSENT OF INDEPENDENT PETROLUEM ENGINEERS

The undersigned hereby consents to the incorporation by reference by Carbon Energy Corporation Form 10-K to the SEC of data derived from our reserve reports dated January 19, 2001, relating to the oil and gas reserves of Bonneville Fuels Corporation at December 31, 2000, February 17, 2000, relating to the oil and gas reserves of Bonneville Fuels Corporation at December 31, 1999, February 19, 1999, relating to the oil and gas reserves of Bonneville Fuels Corporation at December 31, 1998 and March 4, 1998 relating to the oil and gas reserves of Bonneville Fuels Corporation at December 31, 1997 and to the incorporation by reference of our report included in this Form 10-K into Carbon Energy Corporation's previously filed Registration Statement on Form S-8, File No. 333-50242.

                                Very truly yours,

                                RYDER SCOTT COMPANY, L.P.


Denver, Colorado
March 30, 2001


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